Exhibit 99.1

WESTLAKE EXPANDS GLOBAL CHLOROVINYLS MANUFACTURING CAPACITY WITH

ACQUISITION OF PVC AND VCM PLANTS IN WILHELMSHAVEN, GERMANY

Houston, June 15, 2026 - Westlake Corporation (NYSE: WLK) (“Westlake”) announced today that its German subsidiary, Westlake Vinnolit GmbH & Co. KG, has completed the previously-announced acquisition of a polyvinyl chloride and vinyl chloride monomer production site located in Wilhelmshaven, Germany (the “Wilhelmshaven plant”). The Wilhelmshaven plant, which was previously in insolvency administration, has the capacity to produce 380,000 metric tons of PVC per year.

“This acquisition strengthens our Performance & Essential Materials business by expanding our global chlorovinyls manufacturing footprint and complements our existing chlorovinyl production facilities in Europe and North America,” said Jean-Marc Gilson, President and Chief Executive Officer of Westlake. “The Wilhelmshaven plant, which is located in Lower Saxony on Germany’s North Sea coast, benefits from advantageous logistical infrastructure, including a deep-water dock that enables efficient raw-materials supply. We look forward to welcoming the site’s employees to our Westlake family.”

About Westlake

Celebrating 40 years of operations in 2026, Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, with operations in Asia, Europe and North America, we provide the building blocks for vital solutions — from housing and construction, to packaging and healthcare, to automotive and consumer goods. For more information, visit Westlake’s web site at www.westlake.com.

Forward-Looking Statements

The statements in this release that are not historical statements, including statements regarding the anticipated benefits of the acquisition and the opportunities provided thereby, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to significant risks and uncertainties, many of which are beyond Westlake’s control. Actual results could differ materially based on risks and uncertainties described in Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities and Exchange Commission (“SEC”) in February 2026, and Westlake’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC in May 2026. These filings also discuss some of the important risk factors that may affect Westlake’s business, results of operations and financial condition. Westlake undertakes no obligation to revise or update publicly any forward-looking statements except as required by applicable law.

Contacts

Media Inquiries: Benjamin Ederington, 713-960-9111;

Investor Inquiries: Jeff Holy, 713-960-9111

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